UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): August 31, 2012

                           VANGUARD ENERGY CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)

        Colorado                    333-174194                  27-2888719
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 (State or other jurisdiction    (Commission File No.)       (IRS Employer
  of incorporation)                                        Identification No.)

                         1330 Post Oak Blvd., Suite 1600
                              Houston, Texas 77056
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          (Address of principal executive offices, including Zip Code)

 Registrant's telephone number, including area code: (713) 627-2500

                                       N/A
                             ---------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 3.02   Recent Sales of Unregistered Securities

     On June 29, July 6, July 31 and September 5, 2012 we sold convertible secured promissory notes to a group of private investors. The notes bear interest at 15% per year, are payable quarterly, mature on June 30, 2015, and are convertible into shares of our common stock at a conversion price of $1.25 per share, subject to adjustment. The notes are secured by a first lien on a substantial portion of our assets.

     Notes in the cumulative total principal amount of $5,179,500 were sold for cash and notes in the cumulative total principal amount of $3,075,000 were exchanged for notes that we sold in 2010. As a result, the outstanding principal balance of the notes sold in 2010 was $325,000 as of August 31, 2012.

     Northland Capital Markets, MLV & Co., and GVC Capital LLC acted as the placement agents for the offering.

     The placement agents received total cash commissions of $619,905 as well as Series E warrants which collectively entitle the holders to purchase up to 537,360 shares of our common stock. The Series E warrants may be exercised at any time on or before June 30, 2017 at a price of $1.55 per share.

     The foregoing description of the terms and conditions of the convertible notes and Series E warrants do not purport to be complete and are qualified in their entirety by the convertible notes and Series E warrants which were filed as Exhibits 10.13 and 10.14, respectively, to our 8-K report dated June 29, 2012 and are incorporated herein by reference.

     We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder with respect to the sale of the notes and warrants. The purchasers of these securities were accredited investors who were provided full information regarding our business and operations. There was no general solicitation in connection with the offer or sale of these securities. The purchasers acquired these securities for their own account. The notes and warrants, and any shares of common stock issuable upon the conversion of the notes or the exercise of the warrants, cannot be sold unless pursuant to an effective registration statement or an exemption from registration.

     Net proceeds from this financing will be used to fund an accelerated developmental drilling program in our fields located in Southeast Texas and to pay off any of our 2010 convertible notes that remain outstanding on October 31, 2012, the maturity date of the 2010 notes.

Item 9.01   Exhibits

            10.13 Form of Convertible Note (1)
            10.14 Form of Series E Warrant (1)

(1) Incorporated by reference to the same exhibit filed with our 8-K report dated June 29, 2012 (filed with the Securities and Exchange Commission on July 6, 2012).

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 5, 2012               VANGUARD ENERGY CORPORATION


                                      By: /s/ Warren M. Dillard
                                          -------------------------------------
                                          Warren M. Dillard, President and Chief
                                          Executive Officer

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